Exhibit 5.1

Our Reference:	FU049/001/

2020

PRIVATE AND CONFIDENTIAL

Board of Directors

Fusion Fuel Green PLC

10 Earlsfort Terrace,

Dublin 2,

D02 T380, Ireland

Re:	Fusion Fuel Green PLC (the “Company”)

Dear Sirs

1.	Basis of Opinion

1.1	We are acting as Irish counsel to the Company, registered number 669283, a public company limited by shares, incorporated under the laws of Ireland, in connection with the registration statement on Form F-4 (No. 333-245052) filed with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) on 12 August 2020 and amended on 18 September 2020 and 9 October 2020 (the “Registration Statement”). We refer in particular to the registration by the Company of:

(a)	Class A Ordinary Shares of the Company (the “Shares”) pursuant to the Registration Statement (such Shares to be issued pursuant to the business combination agreement dated 6 June 2020 and as amended on 25 August 2020 between, amongst others, the Company, Fusion Welcome – Fuel, S.A. and HL Acquisitions Corp. (the “Business Combination Agreement”));

(b)	warrants to purchase Class A Ordinary Shares of the Company (the “Company Warrants”) pursuant to the Registration Statement (such Company Warrants to come into existence pursuant to the terms of the Business Combination Agreement); and

(c)	Class A Ordinary Shares issuable upon exercise of the Warrants (the “Warrant Shares”).

1.2	This Opinion is confined to and given in all respects on the basis of the laws of Ireland (meaning Ireland exclusive of Northern Ireland) in force as at the date of this Opinion as currently applied by the courts of Ireland and, in relation to the opinion as to taxation set out in paragraph 2.7, is given also on the basis of our understanding of the practices of the Irish Revenue Commissioners on the date hereof. We have made no investigations of, and we express no opinion as to the laws of, any other jurisdiction or their effect on this Opinion. This Opinion speaks only as of its date. We assume no obligation to update this Opinion at any time in the future or to advise you of any change in law, change in interpretation of law or change in the practice of the Irish Revenue Commissioners which may occur after the date of this Opinion.

1.3	This Opinion is also strictly confined to:

(a)	the matters expressly stated herein at paragraph 2 below and is not to be read as extending by implication or otherwise to any other matter;

(b)	the documents listed in the Schedule to this Opinion (the “Documents”); and

(c)	the searches listed at 1.5 below.

1.4	In giving this Opinion, we have examined copies of the Documents sent to us by email in pdf or other electronic format.

1.5	For the purpose of giving this Opinion, we have caused to be made the following legal searches against the Company on [ ● ] 2020 (collectively the “Searches”):

(a)	on the file of the Company maintained by the Registrar of Companies in Dublin for mortgages, debentures or similar charges or notices thereof and for the appointment of any receiver, examiner or liquidator;

(b)	in the Judgments Office of the High Court for unsatisfied judgments, orders, decrees and the like for the five years immediately preceding the date of the search; and

(c)	in the Central Office of the High Court in Dublin for any proceedings and petitions filed in the last two years.

1.6	This Opinion is governed by and is to be construed in accordance with the laws of Ireland as interpreted by the courts of Ireland at the date of this Opinion.

1.7	Save as set out in paragraph 2.8, no opinion is expressed as to the taxation consequences of any of the matters referred to in the Registration Statement or the transactions referred to therein or contemplated thereby.

1.8	The Opinion set out in paragraph 2.8 represents only our interpretation of Irish tax laws and has no binding, legal effect on, without limitation, the Irish Revenue Commissioners or any court. It is possible that contrary positions may be asserted by the Irish Revenue Commissioners and that one or more courts may sustain such contrary positions. The authorities upon which we rely may change at any time, potentially with retroactive effect. No assurances can be given as to the effect of any such changes on the conclusions expressed in this Opinion.

2.	Opinion

Subject to the assumptions set out in this Opinion and to any matters not disclosed to us, we are of the opinion that:

2.1	the Company is a public limited company, is duly incorporated and validly existing under the laws of Ireland and has the requisite corporate authority to issue the Shares;

2.2	the Shares, when issued by the Company in accordance with the terms of the Registration Statement and the Business Combination Agreement, will have been duly authorised pursuant to resolutions of the board of directors of the Company or a duly appointed committee thereof;

2.3	the Company has the requisite corporate authority to issue warrants to purchase the Warrant Shares, and therefore has the requisite authority to be the issuer of the Company Warrants, which shall be adjusted from warrants to purchase shares in HL Acquisitions Corp. (“HL Warrants”);

2.4	the adjustment of the HL Warrants to become the Company Warrants, pursuant to a novation agreement to be entered into by the Company, HL Acquisitions Corp. and Continental Stock Transfer & Trust Company (being one of the Documents), and in accordance with the terms of the Business Combination Agreement, will have been duly authorised pursuant to resolutions of the board of directors of the Company or a duly appointed committee thereof and will not violate or contravene any law of Ireland of general application in force today;

2.5	the execution and delivery by the Company of an amended and restated warrant agreement to be entered into by the Company and Continental Stock Transfer & Trust Company (being one of the Documents), and the performance by the Company of its obligations thereunder do not violate or contravene any law of Ireland of general application in force today;

2.6	The Warrant Shares, have been duly authorized and, when issued upon the exercise of the Warrants in accordance with the Warrant Agreement, will be validly issued, fully paid and non-assessable (which term means that no further sums are required to be paid by the holders thereof in connection with the issue of the Warrant Shares); and

2.7	on the closing of the merger (as described in the Registration Statement) and the share exchange (as described in the Registration Statement) the Shares will be validly issued, fully paid or credited as fully paid and non-assessable (which term means that no further sums are required to be paid by the holders thereof in connection with the issue of the Shares).

2.8	Subject to the foregoing and the qualifications and limitations set forth in the Registration Statement, the discussion of the Irish tax consequences described in the Registration Statement under the heading “Anticipated Material Irish Tax Consequences to Non-Irish Holders – Irish Tax on Chargeable Gains (Irish CGT)”, to the extent that it describes Irish tax laws or legal conclusions with respect thereto, is an accurate summary of the tax consequences described therein in all material respects and such statements constitute our opinion.

3.	Assumptions

For the purpose of giving this Opinion we assume the following, without any responsibility on our part if any assumption proves to have been untrue as we have not verified independently any assumption:

Registration Statement, the Shares and the Company Warrants

3.1	that the Registration Statement will have become effective under the Securities Act;

3.2	that the Shares will be issued and the Company Warrants will come into existence (the “Securities Issuance Event”) in accordance with the appropriate resolutions and authorities of the shareholders and directors of the Company to be passed prior to the closing of the Business Combination Agreement (“Closing”) and in accordance with the terms of the Registration Statement;

3.3	there shall be no fraud on the part of the Company and its respective officers, employees, agents and advisers and that the Company will effect the Securities Issuance Event in good faith, for its legitimate and bona fide business purposes. We have further assumed that: (i) the Company will be fully solvent at the time of and immediately following the Securities Issuance Event; (ii) no resolution or petition for the appointment of a liquidator or examiner will be passed or presented prior to the Securities Issuance Event; (iii) no receiver will have been appointed in relation to any of the assets or undertaking of the Company prior to the Securities Issuance Event, and (iv) no composition in satisfaction of debts, scheme of arrangement, or compromise or arrangement with creditors or members (or any class of creditors or members) will be proposed, sanctioned or approved in relation to the Company prior to the Securities Issuance Event;

3.4	that the merger (as defined in the Registration Statement) will be consummated as described in the Registration Statement;

3.5	that either (i) the HL ordinary shares and the HL Warrants will be quoted on the Nasdaq Stock Market, New York Stock Exchange, or another stock exchange at the time of their automatic conversion or automatic adjustment respectively pursuant to the merger (as defined in the Registration Statement) or (ii) neither the HL ordinary shares nor the HL Warrants will on consummation of the merger (as defined in the Registration Statement) derive their value or the greater part of their value directly or indirectly from land in Ireland, minerals in Ireland or any rights, interests or other assets in relation to mining or minerals or the searching for minerals or exploration or exploitation rights on the Irish continental shelf (“Specified Assets”);

3.6	that either (i) the Shares and the Company Warrants will be quoted on the Nasdaq Stock Market, New York Stock Exchange or another stock exchange at the time of their disposal or (ii) neither the Shares nor the Company Warrants will at the time of their disposal derive their value or the greater part of their value directly or indirectly from Specified Assets.

Authenticity and bona fides

3.7	the completeness and authenticity of all Documents submitted to us as originals or copies of originals (and in the case of copies, conformity to the originals of such copies), the genuineness of all signatories, stamps and seals thereon and where incomplete or draft Documents have been submitted to us that the original executed versions of such Documents are identical to the last draft of the Documents submitted to us;

3.8	that the copies produced to us of minutes of meetings and/or resolutions correctly record the proceedings at such meetings and/or the subject matter which they purport to record and that any meetings referred to in such copies were duly convened, duly quorate and held, that those present at any such meetings were entitled to attend and vote at the meeting and acted bona fide throughout and that no further resolutions have been passed or other action taken which would or might alter the effectiveness thereof;

3.9	that there is, at the relevant time of the Securities Issuance Event, no matter affecting the authority of the directors to effect the Securities Issuance Event, not disclosed by the Constitution of the Company or the resolutions produced to us, which would have any adverse implications in relation to the opinions expressed in this Opinion;

Constitution and Resolutions

3.10	that the draft Constitution of the Company scheduled to this Opinion will be the form of constitution in place on Closing, and, as at Closing, that there shall be no other terms governing the Shares other than those set out in the Constitution;

3.11	all director and shareholder resolutions required to authorise the Securities Issuance Event will have been validly passed prior to Closing, and shall not have been revoked, rescinded or amended;

Accuracy of Searches and Warranties

3.12	the accuracy and completeness of the information disclosed in the searches referred to in section 1.5 above and that such information has not since the time of such search or enquiry been altered. It should be noted that searches at the Companies Registration Office, Dublin, do not necessarily reveal whether or not a prior charge has been created or a resolution has been passed or any other action taken for the winding-up of or the appointment of a receiver or an examiner to the Company; and

3.13	the truth, completeness and accuracy of all representations and statements as to factual matters contained in the Documents.

4.	Disclosure

4.1	This Opinion is addressed to you in connection with the registration of the Shares and the Company Warrants with the SEC. We hereby consent to the inclusion of this Opinion as an exhibit to the Registration Statement to be filed with the SEC and to the use of our name in the proxy statement/prospectus that forms part of the Registration Statement.

Yours faithfully,

_____________

ARTHUR COX

Schedule 1

Documents Examined

1.	The Registration Statement and the documents incorporated by reference therein.

2.	The Business Combination Agreement dated 6 June 2020 entered into, among others, between the Company, Fusion Fuel and HL Acquisitions Corp.

3.	A copy of the resolution of the board of directors of the Company dated 4 June 2020 regarding the approval of and adoption of, among other things, the Business Combination Agreement and all other matters contemplated thereby and the approval and filing of the Registration Statement with the SEC.

4.	A copy of the Constitution of the Company in the form to be adopted on closing of the Business Combination Agreement.

5.	An Officer’s Certificate of the secretary of the Company dated on or around [ ● ] 2020.

6.	A copy of the Certificate of Incorporation of the Company on registration as a public limited company under the Companies Act 2014 of Ireland on 2 October 2020.

7.	Letter of Status from the Irish Companies Registration Office dated [ ● ] 2020.

8.	A draft of the novation agreement to be entered into by the Company, HL Acquisitions Corp. and Continental Stock Transfer & Trust Company.

9.	A draft of the amended and restated warrant agreement to be entered into by the Company and Continental Stock Transfer & Trust Company.

Schedule 2

Searches

Schedule 3

CONSTITUTION